CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Investment Advisory and Other Services" and "Financial Statements" in the Statement of Additional Information included in Post-Effective Amendment No.7 to the Registration Statement (Form N1-A, No. 333-110037) of the Investor Class, and the Class A, Class B, and Class C of the Pioneer Series Trust II.

We also consent to the incorporation by reference therein of our report dated January 30, 2004 with respect to the financial statements included in the Safeco Mutual Funds Common Stock Trust, Taxable Bond Trust, Tax-Exempt Bond Trust, and Money Market Trust Annual Report for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Seattle, Washington
December 3, 2004